Exhibit 99.2

The Audited Financial Statements of Glyko Biomedical Ltd. as of and for the Year Ended December 31, 2001.


                    Report of Independent Public Accountants*



To the Shareholders of Glyko Biomedical Ltd.:



We have audited the accompanying balance sheets of Glyko Biomedical Ltd. (a Canadian company) as of December 31, 2001 and 2000 and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 2001, 2000 and 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Glyko Biomedical Ltd. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001, 2000 and 1999 in conformity with accounting principles generally accepted in the United States.



                             /s/ ARTHUR ANDERSEN LLP

San Francisco California
February 21, 2002

* This report is a copy of a previously issued Arthur Andersen LLP report and this report has not been reissued by Arthur Andersen LLP.



                                       GLYKO BIOMEDICAL LTD.
                                          BALANCE SHEETS
                                         (In U.S. dollars)
                                                                December 31,              December 31,
                                                                    2001                      2000
                                                            ---------------------     ---------------------
                                                                (Unaudited)
Assets
Current assets:
    Cash and cash equivalents                                        $ 2,444,424                 $ 408,133
    Short-term investments                                                     -                 1,397,217
    Interest receivable                                                        -                    29,876
                                                            --------------------     ---------------------
      Total current assets                                             2,444,424                 1,835,226
Investment in BioMarin Pharmaceutical Inc.                            34,857,531                19,020,505
                                                            --------------------     ---------------------
      Total assets                                                  $ 37,301,955              $ 20,855,731
                                                            =====================     =====================

Liabilities and Shareholders' Equity
Current liabilities:
    Accrued liabilities                                                $ 461,327                 $ 315,438
                                                            --------------------     ---------------------
      Total current liabilities                                          461,327                   315,438
                                                            ---------------------     ---------------------

Shareholders' equity:
    Common shares, no par value, unlimited shares
      authorized, 34,352,823 shares issued and
      outstanding at both December 31, 2001 and
      December 31, 2000.                                              22,535,096                22,535,096
    Additional paid-in capital                                        70,154,983                39,561,634
    Common share warrants                                                      -                     2,934
    Note receivable from shareholder                                           -                  (804,771)
    Accumulated deficit                                              (55,849,451)              (40,754,600)
                                                            --------------------     ---------------------
      Total shareholders' equity                                      36,840,628                20,540,293
                                                            --------------------     ---------------------
      Total liabilities and shareholders' equity                    $ 37,301,955              $ 20,855,731
                                                            =====================     =====================



                         The accompanying notes are an integral part of these statements.

                             Glyko Biomedical Ltd.
  Statements of Operations for the Years Ended December 31, 2001, 2000 and 1999
                               (In U.S. dollars)


                                             Year Ended December 31
                                      2001            2000           1999
                                   ---------       ----------      ---------

Expenses:
  General and administrative       $ 462,022       $ 388,373       $ 199,302
                                   ---------       ---------       ---------
    Total expenses                   462,022         388,373         199,302
                                   ---------       ---------       ---------

Loss from operations                (462,022)       (388,373)       (199,302)
Equity in loss of BioMarin
 Pharmaceutical Inc.             (14,678,250)    (11,312,285)     (9,999,581)
Interest income                       45,421          65,317         159,352
                                   ---------       ---------       ---------
Net loss                        $(15,094,851)   $(11,635,341)   $(10,039,531)
                                   =========       =========       =========

Net loss per common share,
 basic and diluted              $     (0.44)    $     (0.34)    $      (0.32)
                                   =========       =========       =========

Weighted average common shares
  outstanding, basic and diluted 34,352,823      33,915,043       31,065,575
                                 ==========      ==========       ==========



        The accompanying notes are an integral part of these statements.

                             Glyko Biomedical Ltd.
    Statements of Stockholders' Equity for the Year Ended December 31, 2001
                               (In U.S. dollars)


                                       Common Share                     Common Share   Note Receivable    Accumulated
                                   Shares    Amount    Paid In Capital   Warrants      From Shareholder    Deficit        Total
                                   ------    ------    ---------------  ------------   ----------------   -----------     -----
Balance at December 31, 1998   28,020,234  $ 17,963,167 $ 11,222,691     $ 547,285        $(721,971)     $(19,079,728) $ 9,931,444

Net loss for the year                  -            -           -              -                -         (10,039,531) (10,039,531)

Exercise of stock options         280,560       161,633         -              -                -                   -      161,633

Exercise of stock warrants      3,534,528     2,647,669         -         (397,879)             -                   -    2,249,790

Reclassification of interest on note receivable
  from shareholder                      -             -       27,600             -          (27,600)                -            -

Additional paid-in capital resulting from the
  sale of common stock by BioMarin Pharmaceutical
  Inc.                                  -             -   26,814,190             -                -                 -   26,814,190

                               ----------  ------------ ------------     ---------       -----------    --------------------------
Balance at December 31, 1999   31,835,322  $ 20,772,469 $ 38,064,481     $ 149,406       $ (749,571)    $ (29,119,259)$ 29,117,526
                               ==========  ============ ============     =========       ===========    ==========================

Net loss for the year                   -             -            -             -                -       (11,635,341) (11,635,341)

Exercise of common share options  299,500        269,092           -             -                -                 -      269,092

Exercise of common share
  warrants                      2,218,001      1,493,535      17,609      (149,406)               -                 -    1,361,738

Interest accrued on note receivable
  from shareholder                      -              -      55,200             -          (52,266)                -        2,934

Additional paid-in capital from the
  sale of common stock by BioMarin
  Pharmaceutical Inc.                   -              -   1,424,344             -                -                 -    1,424,344

                               ----------   ------------------------    ----------       -----------    --------------------------
Balance at December 31, 2000   34,352,823   $ 22,535,096 $39,561,634    $        -       $ (801,837)    $ (40,754,600)$ 20,540,293
                               ==========   ============ ===========    ==========       ===========    ==========================

Net loss for the year                   -              -           -                                      (15,094,851) (15,094,851)

Interest accrued on note receivable from shareholder
  and other                             -              -      78,073             -          (78,073)                -

Repayment of note receivable from
  shareholder                           -              -           -             -          879,910                 -      879,910

Additional paid-in capital from the
  sale of common stock by BioMarin
  Pharmaceutical Inc.                   -              -  30,515,276             -                -                 -   30,515,276

                               ----------  -------------------------    ----------        ---------     -------------- -----------
Balance at December 31, 2001   34,352,823  $  22,535,096 $70,154,983    $        -        $       -     $ (55,849,451) $36,840,628
                               ==========  ============= ===========    ==========        =========     ============== ===========



        The accompanying notes are in integral part of these statements

                             Glyko Biomedical Ltd.
 Statements of Cash Flows for the Years Ended December 31, 2001, 2000 and 1999
                               (In U.S. dollars)


                                                                                 Year Ended December 31,
                                                                       2001              2000                1999
                                                                ----------------    ---------------     --------------
Cash flows from operating activities:
     Net loss                                                    $ (15,094,851)      $ (11,635,341)      $(10,039,531)
Adjustments to reconcile net loss to net cash
       used in operating activities:
     Equity in loss of BioMarin Pharmaceutical Inc.                 14,678,250          11,312,285          9,999,581
     Changes in assets and liabilities:
       Interest receivable                                              29,876             (29,876)                 -
       Accrued liabilities                                             145,889             (50,131)            15,461
                                                                ----------------    ---------------     --------------
     Total adjustments                                              14,854,015          11,232,278         10,015,042
                                                                ----------------    ---------------     --------------
       Net cash used in operating activities                          (240,836)           (403,063)           (24,489)
                                                                ----------------    ---------------     --------------
Cash flows from investing activities:
     Investment in BioMarin Pharmaceutical Inc.                              -                   -         (4,419,110)
     Sale (Purchase) of short-term investments                       1,397,217          (1,397,217)                 -
                                                                ----------------    ---------------     --------------
       Net cash provided by (used in) investing activities           1,397,217          (1,397,217)        (4,419,110)
                                                                ----------------    ---------------     --------------
Cash flows from financing activities:
     Proceeds from exercise of common share options and
       warrants                                                              -           1,633,765          2,350,423
     Repayment of note receivable from shareholder                     879,910                   -            100,000
                                                                ----------------    ---------------     --------------
       Net cash provided by financing activities                       879,910           1,633,765          2,450,423
                                                                ----------------    ---------------     --------------
Net increase (decrease) in cash and cash equivalents                 2,036,291            (166,515)        (1,993,176)
Cash and cash equivalents, beginning of period                         408,133             574,648          2,567,824
                                                                ----------------    ---------------     --------------
Cash and cash equivalents, end of period                           $ 2,444,424           $ 408,133          $ 574,648
                                                                ================    ===============     ==============






        The accompanying notes are an integral part of these statements.

                              GLYKO BIOMEDICAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   The Company and Description of the Business

Glyko Biomedical Ltd. (the Company or GBL) is a Canadian company, which was established in 1992 to acquire all of the outstanding capital stock of Glyko, Inc., a Delaware corporation. Since its inception in October 1990, Glyko, Inc. engaged in research and development of new techniques to analyze and manipulate carbohydrates for research, diagnostic and pharmaceutical purposes. Glyko, Inc. developed a line of analytic instrumentation laboratory products that include an imaging system, analysis software and chemical analysis kits.

In October 1996, GBL formed BioMarin Pharmaceutical Inc. (BioMarin), a Delaware corporation in the development stage, to develop the Company's pharmaceutical products. BioMarin began business on March 21, 1997 (inception) and subsequently issued 1.5 million shares of common stock to GBL for $1.5 million. As consideration for a certain license agreement dated June 1997, BioMarin issued GBL 7 million shares of BioMarin common stock. Beginning in October 1997, BioMarin raised capital from third parties. As of December 31, 1997, the Company began recording its share of BioMarin's net loss utilizing the equity method of accounting. On June 30, 1998, GBL made an additional $1 million investment in BioMarin.

On October 7, 1998, GBL sold to BioMarin 100% of the outstanding capital stock of Glyko, Inc. in exchange for 2,259,039 shares of BioMarin's common stock. In addition, BioMarin agreed to assume options, previously issued to employees of Glyko, Inc., to purchase up to 585,969 shares of GBL's common stock (exercisable into 255,540 shares of BioMarin common stock) and BioMarin paid $500 in cash.

On April 13, 1999, the Company entered into a convertible note arrangement with BioMarin in the amount of $4.3 million, as part of a $26 million convertible note financing. This note plus accrued interest was converted into 441,911 shares of BioMarin common stock concurrent with BioMarin's initial public offering on July 23, 1999.

In May 2001, BioMarin completed two private placements of its securities, raising total net proceeds of approximately $42.5 million. On May 16, 2001, BioMarin sold 4,763,712 shares of common stock at $9.45 per share and, for no additional consideration, issued three-year warrants to purchase 714,554 shares of common stock at an exercise price of $13.10 per share. On May 17, 2001 a fund managed by Acqua Wellington purchased 105,821 shares of common stock and received warrants to purchase 15,873 shares of common stock on the same price and terms as the May 16, 2001 transaction.

In August 2001, BioMarin signed an amended agreement with Acqua Wellington North American Equities Fund Ltd. (Acqua Wellington) for an equity investment in BioMarin. The agreement allows for the purchase of up to $27.7 million
(approximately 2,500,000 shares). Under the terms of the agreement, BioMarin will have the option to request that Acqua Wellington invest in BioMarin through sales of registered common stock at a small discount to market price. The maximum amount that BioMarin may request to be bought in any one month is dependent upon the market price of the stock (or an amount that can be mutually agreed-upon by both parties) and is referred to as the "Draw Down Amount." Subject to certain conditions, Acqua Wellington is obligated to purchase this amount if requested to do so by BioMarin. In addition, BioMarin may, at its discretion, grant a "Call Option" to Acqua Wellington for an additional investment in an amount up to the "Draw Down Amount" which Acqua Wellington may or may not choose to exercise. During 2001, Acqua Wellington purchased 1,344,194 shares for $13.5 million ($13.2 million net of issuance costs). Under this agreement, Acqua Wellington may also purchase stock and receive similar terms of any other equity financing by the BioMarin.

On October 31, 2001, BioMarin purchased from IBEX Technologies Inc. (TSE: IBT) and its subsidiaries the intellectual property and other assets associated with the IBEX therapeutic enzyme drug products (including NeutralaseTM and Phenylase) for $10.4 million, consisting of $2 million in cash and $8.4 million in BioMarin common stock at $10.218 per share (814,647 shares). The purchase also includes up to approximately $9.5 million in contingency payments upon regulatory approval of Neutralase and Phenylase, provided that approval occurs within five years. The transaction was accounted for using the purchase method of accounting. All of the purchase price plus related expenses are reflected on BioMarin's consolidated statements of operations as in-process research and development expenses totaling $11.6 million.

                              GLYKO BIOMEDICAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


On December 13, 2001, BioMarin completed a public offering of its common stock. In the offering, BioMarin sold 8,050,000 shares, including 1,050,000 shares to cover over-allotments, at a price to the public of $12.00 per share, or a total offering price of $96.6 million. The net proceeds to BioMarin were approximately $90.4 million.

In February 2002, BioMarin decided to close the carbohydrate analytical business portion of Glyko, Inc., which provided all of Glyko, Inc.'s revenues. Accordingly, BioMarin recorded a Glyko, Inc. closure expense of $7.9 million in the 2001 consolidated statements of operations. This charge consisted primarily of an impairment reserve against the unamortized balance of goodwill and other intangible assets related to the acquisition of Glyko, Inc. The majority of the Glyko, Inc. employees will be incorporated into the BioMarin business and such employees will continue to provide necessary analytic and diagnostic support to BioMarin's therapeutic products

As a result of BioMarin's IPO, concurrent with the conversion of the notes from GBL and other noteholders, the sale by BioMarin of common stock to Acqua Wellington, the sales by BioMarin of common stock in the private placements and a follow-on offering, the exercise of BioMarin stock options and warrants by third parties, and the purchase of IBEX Technologies intellectual property and other assets associated with the IBEX therapeutic enzyme drug products, GBL's ownership of BioMarin's outstanding stock on December 31, 2001 was 21.7%.

Since our inception, we have incurred a cumulative deficit of $55.8 million and we expect to continue to incur losses due to our share of BioMarin's net loss resulting from the ongoing research and development of BioMarin's pharmaceutical product candidates through the second quarter of 2002 (up until the proposed purchase of us by BioMarin discussed in Footnote 8). Accordingly, without further investment in other companies or technologies, management believes that GBL has sufficient cash to sustain planned operations for the foreseeable future.

2.      Summary of Significant Accounting Policies

The accompanying financial statements and related footnotes have been prepared in conformity with U.S. generally accepted accounting principles using U.S. dollars as substantially all of the Company's operations were located in the United States. The financial statements include the accounts and operations of the Company and Glyko, Inc for the period from January 1, 1998 through October 7, 1998, the date of the sale of Glyko, Inc. All significant intercompany accounts and transactions have been eliminated. BioMarin's consolidated results of operations have been reported in the accompanying financial statements based on the equity method of accounting. The results of operations of BioMarin have been reported in the Company's financial statements for the years ended December 31, 2001, 2000 and 1999, based on the equity method of accounting. Subsequent to October 7, 1998, the results of operations of Glyko, Inc. have been consolidated into the results of operations of BioMarin.

        Use of Estimates:

The preparation of the Company's financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that effect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

       Cash and Cash Equivalents:

Cash and cash equivalents consist of amounts held with banks and short-term investments with original maturities of less than three months when purchased.

       Short-term Investments:

GBL records its investments as held-to-maturity. Short-term investments were recorded at cost at December 31, 2000, which approximated fair market value. These securities were comprised mainly of A1/P1 grade commercial paper. As of December 31, 2001, there are no short-term investments.

                              GLYKO BIOMEDICAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       Sale of Glyko, Inc. and Investment in BioMarin Pharmaceutical Inc.:

BioMarin acquired Glyko, Inc. from GBL through the exchange of BioMarin stock for Glyko, Inc. stock and accounted for the acquisition based upon the fair market value of the BioMarin stock issued. In consolidating Glyko, Inc., BioMarin recorded intangible assets, including goodwill, to the extent that the fair market value of the stock issued exceeded the fair market value of the tangible assets of Glyko, Inc. acquired. However, as GBL exchanged one investment for another, it recorded the stock of BioMarin received at the historical cost basis of its investment in Glyko. GBL accounts for its investment in BioMarin using the equity method of accounting. However, GBL does not record its share of the losses recorded by BioMarin related to the amortization of intangible assets recorded in connection with the acquisition of Glyko. For the years ended December 31, 2000 and 2001, BioMarin recoded a charge to operations for the amortization of goodwill and other intangible assets of $1.6 million and $1.2 million, respectively. In February 2002, BioMarin decided to close the carbohydrate analytical business portion of Glyko, Inc., which provided all of Glyko, Inc.'s revenues. Accordingly, BioMarin recorded a Glyko, Inc. closure expense of $7.9 million in the 2001 consolidated statements of operations. This charge consisted primarily of an impairment reserve against the unamortized balance of goodwill and other intangible assets related to the acquisition of Glyko, Inc.

In addition, to the extent that the issuance of stock by BioMarin to third parties results in a change in the Company's ownership interest in the net assets of BioMarin, the Company reflects this change in its paid-in capital and its investment in BioMarin. The Company recorded an increase to its additional paid-in capital of approximately $30.6 million and $1.4 million as a result of its share in BioMarin funds raised by third parties for the years ended December 31, 2001 and 2000, respectively.

       Foreign Exchange:

As substantially all of the Company's operations are located in the United States, the Company has adopted the U.S. dollar as its functional currency. In accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation", any assets and liabilities denominated in foreign currency are translated into U.S. dollars at the current rate of exchange existing at year end and revenues and expenses are translated at the average monthly exchange rates. Transaction gains and losses included in the statements of operations are not material.

       Net Loss per Share:

Potentially dilutive securities outstanding at December 31, 2001, 2000 and 1999, respectively, include options for the purchase of 45,000, 7,750 and 291,000 shares of common stock and warrants for the purchase of zero, zero and 2.2 million shares of common stock. These securities were not considered in the computation of dilutive loss per share because their effect would be anti-dilutive for the years ended December 31, 2001, 2000 and 1999.

3.      New Accounting Pronouncements

       SFAS 141 and 142:

On June 29, 2001, the Financial Accounting Standards Board (FASB) approved for issuance Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Intangible Assets. Major provisions of these Statements are as follows: all business combinations initiated after June 30, 2001 must use the purchase method of accounting; the pooling of interests method of accounting is prohibited except for transactions initiated before July 1, 2001; intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability; all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting; effective January 1, 2002, goodwill and intangible assets with indefinite lives will not be amortized but will be tested for impairment annually using a fair value approach, except in certain circumstances, and whenever there is an impairment indicator; other intangible assets will continue to be valued and amortized over their estimated lives; in-process research and development acquired in business combinations will continue to be written off immediately; goodwill arising between June 29, 2001 and December 31, 2001 will not be subject to amortization. Management is currently assessing the impact of the new standards. The adoption of SFAS No. 142 in January 2002 will not have a material impact on the Company's financial statements.

       SFAS 143:

In June 2001, the FASB approved for issuance SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred and that the associated asset retirement costs be capitalized as part of the carrying value of the related long-lived asset. SFAS No. 143 will be effective January 1, 2002 for GBL. Management does not expect this standard to have a material impact on GBL's financial position or results of operations.

                              GLYKO BIOMEDICAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       SFAS 144:

In August 2001, the FASB approved for issuance SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 broadens the presentation of discontinued operations to include more transactions and eliminates the need to accrue for future operating losses. Additionally, SFAS No. 144 prohibits the retroactive classification of assets as held for sale and requires revisions to the depreciable lives of long-lived assets to be abandoned. SFAS No. 144 will be effective January 1, 2002 for GBL. Management does not expect this standard to have a material impact on GBL's financial position or results of operations. During the year ended December 31, 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Company concluded that it has only one operating segment.

4.     Income Taxes

In connection with the sale of Glyko,  Inc., the U.S.  federal and state net tax
operating  loss   carryforwards  and  the  related  valuation   allowances  were
consolidated into the financial statements of BioMarin.

At December 31, 2001, the Company has net operating loss carryforwards for Canadian income tax purposes of approximately $1.7 million, which began to expire in 2000. A valuation allowance is placed on the net deferred tax assets to reduce them to an assumed net realizable value of zero.

5.        Note Receivable

In November 1998, per the terms of the BioMarin acquisition of Glyko, Inc., GBL loaned $712,261 to an officer of the Company to exercise expiring stock options. The loan matured in May 2001 and the note plus accrued interest was repaid in the third quarter of 2001.

6.        Common Share Option Plan

The Company has a common share option plan (the Plan) under which options to purchase common stock may be granted by the Board of Directors to directors, officers, consultants and key employees at not less than fair market value, less any permissible discounts, on the date of grant. . Options are exercisable over a number of years specified at the time of the grant, which cannot exceed ten years. The maximum aggregate number of shares that may be granted and sold under the Plan is 3 million shares.

The Company accounts for the Plan such that no compensation cost has been recognized, except for options granted to consultants, because, under the Option Plan, the option exercise price equals the market value of stock on the date of grant. In general, the Plan options vest over 48 months and all options expire after 5 years or 90 days after employee termination.

                              GLYKO BIOMEDICAL LTD.
                          NOTES TO FINANCIAL STATEMENTS

Had compensation cost for the Plan been determined consistent with FASB Statement No. 123, the Company's net loss would have been increased to the following pro forma amounts:



                                              2001                  2000                 1999
                                              ----                  ----                 ----
Net loss              As reported         $(15,094,851)        $(11,635,341)         $(10,039,531)
                      Pro forma            (15,264,594)
                                                                (11,829,182)          (10,324,435)

Net loss per          As reported            $(0.44)              $(0.34)               $(0.32)
  common share        Pro forma               (0.44)               (0.35)                (0.33)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2001 and 2000, respectively: risk-free weighted average interest rates of 4.9% and 5.8%; expected dividend yield of zero percent; expected life of 4 years for the Plans' options; expected volatility of 78% and 193%.

Because the Statement 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

A summary of the status of the Company's Plan at December 31, 2001 and 2000 and changes during the years then ended is presented in the table and narrative below:


                                                             2001 2000
                                     Shares        Wtd. Avg. ex        Shares       Wtd. Avg. ex
                                                     price (1)                          price
                                 ---------------- ---------------- ---------------- --------------
Outstanding beginning
   of year                                 7,750     Cdn.$5.85             291,000    Cdn.$1.24
Granted                                   45,000     Cdn.$4.50              30,000    Cdn.$5.70
Exercised                                    Nil                         (299,500)    Cdn.$1.37
Canceled                                 (7,750)     Cdn.$5.85            (13,750)    Cdn.$5.70
                                 ----------------                  ----------------
Outstanding at end of
    Year                                  45,000     Cdn.$4.50               7,750    Cdn.$5.85
                                 ================                  ================
                                 ================                  ================

Exercisable at end of year                45,000                             7,750
                                 ================                  ================
                                 ================                  ================


(1) The US$ equivalent of Canadian $1.00 at December 31, 2001 was approximately $0.6287.

There are 857,324 options available for grant under the plan at December 31, 2001. The average remaining contractual life of the options outstanding at December 31, 2001 is 3 years.

                              GLYKO BIOMEDICAL LTD.
                          NOTES TO FINANCIAL STATEMENTS


7.     Related Party Transactions

For the year ended December 31, 2001 and 2000, we paid legal fees to Blake, Cassels and Graydon LLP in which two of our directors, Mr. Kolada and Mr. Trossman are partners. During the years ended December 31, 2001 and 2000, we incurred expenses of $248,483 and $142,208, respectively, payable to Blake, Cassels and Graydon LLP, relating to general corporate services and, with respect to legal fees paid for the year ended December 31, 2001, expenses incurred also related to the transaction with BioMarin that has been discussed herein.

Since October 8, 1998, we have agreed to pay BioMarin a monthly management and reporting fee for its services to us primarily relating to management, accounting, finance and government reporting. BioMarin had accrued receivables relating to these services of zero and $9,000 at December 31, 2001 and 2000, respectively.

Mr. Sager is entitled to receive Cdn.$1,500.00 per month in connection with fees and expenses incurred as the Company's President and Chief Executive Officer, which entitlement commenced in June 2000. Mr. Sager received a lump sum pre-payment of approximately Cdn.$42,300 in late 2000 for these fees and expenses. As a result, as of February 2002, Mr. Sager has an outstanding prepaid balance of Cdn.$10,800.

8.        Subsequent Events (unaudited)


In  December  2001,   BioMarin  signed  a  definitive   agreement  with  Synapse
Technologies Inc. (a privately held Canadian company) to acquire all of its outstanding capital stock for approximately $10.2 million in BioMarin common stock plus future contingent milestone payments totaling $6 million payable in cash or common stock at BioMarin's discretion. BioMarin will issue approximately 885,000 shares of common stock for the purchase. The acquisition will be recorded upon closing in the first quarter of 2002 using the purchase method of accounting. All of the purchase price along with related expenses will be expensed as in-process research and development costs.

On February 7, 2002, we signed a definitive agreement with BioMarin to sell all of our outstanding capital stock in exchange for approximately 11.4 million shares of freely tradable BioMarin's common stock. There will be no net effect to BioMarin's outstanding common stock, as BioMarin plans to retire the existing shares of its restricted common stock currently held by us upon closing. If the proposed purchase by BioMarin is approved by stockholders of BioMarin and our shareholders and relevant regulatory authorities, we will become a wholly-owned indirect subsidiary of BioMarin and will concurrently repatriate to British Columbia as a private company with no operations.

9.     Quarterly Financial Data (unaudited)

The Company's quarterly operating results have fluctuated in the past and may continue to do so in the future as a result of a number of factors including, but not limited to, our share of BioMarin's net losses, which could fluctuate due to the completion of development projects and variations in levels of production and our ownership share of BioMarin due to BioMarin's sale of common stock in the future.

The Company's common shares have been traded on the Toronto Stock Exchange since 1992. There were 112 common shareholders of record at December 31, 2001. No dividends were paid for the years ended December 31, 2001 and, 2000.



                                                                  Quarter Ended
                                        ------------------------------------------------------------------
                                       March 31,        June 30,      September 30,    December 31,
2001                                   ---------        --------      -------------    ------------
Total revenue                          $      -         $      -         $       -         $     -
Loss from operations                    (70,335)         (89,074)         (158,208)       (144,405)
Net loss                             (2,865,226)      (3,154,647)       (2,995,952)     (6,079,026)
Net loss per share, basic and diluted  $  (0.08)          $(0.09)           $(0.09)         $(0.18)

Common share price per share:
  High                                 $   5.70          $  6.45           $  7.00         $  7.00
  Low                                  $   3.80          $  3.85           $  3.75         $  3.75


                                                                  Quarter Ended
                                        ------------------------------------------------------------------
2000                                       March 31,        June 30,      September 30,    December 31,
                                           ---------        --------      -------------    ------------
Total revenue                            $         -        $     -         $     -        $       -
Loss from operations                         (52,605)       (80,226)       (150,500)        (105,002)
Net loss                                  (3,736,387)    (2,246,263)     (2,498,602)      (3,154,089)
Net loss per share, basic and diluted    $     (0.11)      $  (0.07)        $ (0.07)       $   (0.09)

Common share price per share:
  High                                   $     13.55       $   9.75         $  9.00        $    7.90
  Low                                    $      5.30       $   6.80         $  7.00        $    3.75

